UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2006

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Profit Sharing Bonuses and the 2006 Profit Sharing Program

On January 10, 2006, the Compensation Committee of the Board of Directors of SYNNEX Corporation (the “Company”) approved cash bonus payments for the following executive officers in the amounts set forth opposite the name of each officer, pursuant to the Company’s 2005 profit sharing program:

Name	Amount of Bonus
Robert Huang	$1,300,000
Peter Larocque	$420,000
Dennis Polk	$220,000
John Paget	$310,000
Simon Leung	$80,000

In determining the amount of each executive officer’s cash bonus, the Compensation Committee considered Mr. Robert Huang’s, the Company’s President and Chief Executive Officer, recommendations of each executive officer in rewarding such officers for their individual contribution.

Amendments to Material Definitive Agreements

On January 10, 2006, the Board of Directors also adopted an amendment to the Company’s 2003 Stock Incentive Plan to permit the granting of restricted stock units, along with the form of restricted stock agreement.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amended and Restated 2003 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2006

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2003 Stock Incentive Plan